UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2013

ACCELERA INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1040	45-4504261
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

20511 Abbey Drive, Frankfort, Illinois 60423
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Accelera Innovations, Inc. a Chicago-based healthcare software-as-a-service provider (the “Company”) today announced it has entered into a Standby Equity Purchase Agreement (“Investment Agreement”) with Lambert Private Equity, LLC, (the “Investor”).  Pursuant to the Investment Agreement, the Investor committed to purchase, subject to certain restrictions and conditions, up to $200,000,000 of the Company’s common stock, over a period of 36 months from the first trading day following the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the Investment Agreement (Equity Line).

"This new equity line facility gives us a flexible and inexpensive access to capital to support our growth initiatives." said John Wallin, President and Chief Executive Officer of the Company. "By demonstrating access to capital it allows us to be opportunistic in accessing additional capital to continue to focus on the execution of our business plan sending a clear and positive message to our potential clients and financial stakeholders".

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that the Company is entitled to put to the Investor in any one draw down notice is no more than $2,000,000 and not exceeding 285,710 shares.  In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock.

As an inducement to Investor to enter in to the Investment Agreement and as consideration for the Investor making the investment the Investor received 285,710 shares of common stock and an warrant/option to purchase from the Company up to a total of 14,287,710 shares of the Company’s common shares at the price of the lesser of (a) $7.00 or (b) 110% of the lowest daily VWAP for the common stock as reported by Bloomberg during the thirty (30) trading days prior to the date the Investor exercised the Warrant prior to 5:00pm New York time on September 3, 2018 the expiration date. Additional details are available in the Company's SEC filing on Form 8-K filed October 10, 2013.

The Company currently has an effective registration statement excluding the equity line shares to sell 5,000,000 registered shares of the Company’s common stock at $7.00 per share and has filed a formal application with the NASDAQ Capital Market to have its shares listed. Additionally, the Company has reserved the NASDAQ ticker symbol “ACCI” in anticipation of meeting the NASDAQ Capital Market listing requirement.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Investment Agreement by and between Accelera Innovations, Inc. and Lambert Private Equity, LLC dated October 4, 2013 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 23, 2013	ACCELERA INNOVATIONS, INC.

/s/ John F. Wallin
John F. Wallin
Chief Executive Officer